Exhibit 99.1

FOR IMMEDIATE RELEASE

Bay Bancorp, Inc. (BYBK) to release quarterly earnings

Lutherville, MD – August 6, 2014 – Bay Bancorp, Inc. (the “Company”), the parent company of Bay Bank, FSB, announces today that it expects to issue a report on its financial results for the 2nd quarter of 2014 after the close of market trading on Friday, August 8, 2014.  The earnings report will be issued in a follow-up press release, a copy of which will be posted on the Company’s website at www.baybankmd.com.  The Company anticipates issuing quarterly earnings reports for the foreseeable future.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports that Bay Bancorp, Inc. files with the Securities and Exchange Commission entitled “Risk Factors”.

 Contact:    Kevin B. Cashen, President & CEO
Bay Bank, FSB
410-427-3707
kcashen@baybankmd.com